As filed with the Securities and Exchange Commission on June 12, 2003

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3154463
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

3031 Research Drive
Richmond, CA 94806
(510) 222-9700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

HOLLINGS C. RENTON
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
ONYX PHARMACEUTICALS, INC.
3031 Research Drive
RICHMOND, CA 94806
(510) 222-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
ROBERT L. JONES, ESQ.
LAURA A. BEREZIN, ESQ.
COOLEY GODWARD LLP
FIVE PALO ALTO SQUARE
3000 EL CAMINO REAL
PALO ALTO, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

	Proposed Maximum	Amount of
Title of Class of Securities to be Registered	Aggregate Offering Price	Registration Fee(1)
Common Stock, par value $0.001 per share(2)	$75,000,000(3)	$6,900

(1)	Calculated pursuant to rule 457(o) under the Securities Act.

(2)	There is being registered an indeterminate number of shares of common stock of the registrant as may be sold from time to time by the registrant.

(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $75,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE 12, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS

$75,000,000

ONYX PHARMACEUTICALS, INC.

COMMON STOCK

     From time to time, we may sell common stock. We will specify in the accompanying prospectus supplement the terms of any offering. We may sell these shares to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement. Our common stock is traded on the Nasdaq National Market under the trading symbol “ONXX.” The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on The Nasdaq Stock Market’s National Market or any securities exchange of the securities covered by the prospectus supplement.

     You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “ADDITIONAL BUSINESS RISKS” BEGINNING ON PAGE 14 OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE SECTION ENTITLED “BUSINESS RISKS” BEGINNING ON PAGE 13 OF OUR QUARTERLY REPORT ON FORM 10-Q, FOR THE QUARTER ENDED MARCH 31, 2003, BOTH AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND BOTH OF WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS

ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2003

ABOUT THIS PROSPECTUS
OVERVIEW
RISK FACTORS
FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
SIGNATURES
INDEX TO EXHIBITS
Exhibit 5.1
Exhibit 23.1

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell common stock in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock we will provide a prospectus supplement that will contain more specific information about the shares offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

OVERVIEW

     We are engaged in the discovery and development of novel cancer therapies and have proprietary technologies that target the molecular basis of cancer. We are developing small molecule drugs, including BAY 43-9006 in co-development with Bayer Pharmaceuticals Corporation. We expect that BAY 43-9006 will enter Phase III clinical testing later this year. Also in our small molecule program, Warner-Lambert Company, a subsidiary of Pfizer, Inc, continues a project from our previous cell cycle discovery program, for a cell cycle inhibitor targeting a cyclin-dependent kinase that may enter Phase I clinical trials in late 2003 or early 2004.

     We were incorporated in California on February 14, 1992 and were reincorporated in Delaware on May 9, 1996. Our principal executive offices are located at 3031 Research Drive, Richmond, California 94806. Our telephone number is (510) 222-9700. Our website is http://www.onyx-pharm.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

     Onyx Pharmaceuticals, Inc., the Onyx Pharmaceuticals, Inc. logo and all other Onyx names are trademarks of Onyx Pharmaceuticals, Inc. in the U.S. and in other selected countries. All other brand names or trademarks appearing in this prospectus are the property of their respective holders.

RISK FACTORS

     Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “ADDITIONAL BUSINESS RISKS” contained in our most recent Annual Report on Form 10-K and in the section entitled ‘BUSINESS RISKS’ contained in our most recent Quarterly Report on Form 10-Q filed with the SEC, both of which are incorporated herein by reference in their entirety (the “Risk Factors”).

     Investment in our securities involves a high degree of risk. You should consider carefully the Risk Factors, as well as other information in this prospectus and the prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

1.

FORWARD-LOOKING INFORMATION

     This prospectus and the documents that we have filed with the SEC that are included or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are subject to the “safe harbor” created by those sections. These forward-looking statements include but are not limited to statements about:

•	our strategy;

•	the progress of our research programs, including clinical testing;

•	sufficiency of our cash resources;

•	revenues from existing and new collaborations;

•	product development;

•	our research and development and other expenses; and

•	our operations and legal risks.

     These forward-looking statements are generally identified by words such as “expect,” “anticipate,” “intend,” “believe,” “hope,” “assume,” “estimate,” “plan,” “will” and other similar words and expressions. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus. The risks referred to above, as well as the Risk Factors incorporated by reference, among other things, should be considered in evaluating our prospects and future financial performance.

USE OF PROCEEDS

     Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the common stock offered hereby for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 50 million shares of common stock, $0.001 par value, and 5 million shares of preferred stock, $0.001 par value. As of June 9, 2003, there were 23,846,936 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

2.

     Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued under this prospectus will be, fully paid and non-assessable.

Preferred Stock

     Our amended and restated certificate of incorporation provides that our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of our company, which could have a depressive effect on the market price of our common stock. We have no present plan to issue any shares of preferred stock.

Warrants

As of June 9, 2003, there are outstanding warrants to purchase an aggregate of 743,229 shares of our common stock. The exercise price of these warrants is $9.59 per share. Any of the outstanding warrants may be exercised by applying the value of a portion of the warrant, which is equal to the number of shares issuable under the warrant being exercised multiplied by the fair market value of the security receivable upon the exercise of the warrant, less the per share price, in lieu of payment of the exercise price per share. The warrants will expire in May 2009, unless earlier exercised. In the event of a merger or consolidation of us with or into another entity or the sale of all or substantially all of our assets, all unexercised warrants will be deemed net exercised on the date of the merger, consolidation or sale of assets.

Registration Rights

     The holders, or their permitted transferees, of approximately 666,667 shares of our common stock, have rights with respect to the registration of such shares under the Securities Act. If we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, these holders are entitled to notice of the registration and are entitled to include, at our expense, such shares therein. These holders have waived these registration rights in connection with this offering.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents.

Delaware Takeover Statute

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

3.

Charter Documents

     Our amended and restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation provides:

•	for no cumulative voting;

•	that special meetings of the stockholders may be called only by the chairman of the board, president, the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, or by the holders of the shares entitled to cast not less than ten percent (10%) of the votes at the meeting;

•	for a board of directors, classified into three classes of directors; and

•	for the authority of our board to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of these shares, without stockholder approval.

     Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Wells Fargo Bank Minnesota, National Association. Its address is 161 North Concord Exchange, South St. Paul, MN 55075-0738 and its telephone number is (800) 468-9716.

PLAN OF DISTRIBUTION

     We may sell the common stock through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

     Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

     If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the stock from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the common stock will be subject to

4.

the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the shares of common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

     We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

     Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

     In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

     The validity of the shares of our common stock being offered hereby will be passed upon for us by Cooley Godward LLP, Palo Alto, California.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference

5.

in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and at 233 Broadway, New York, NY 10279. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at “http://www.sec.gov.” In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2002;

2.	Our proxy for our stockholders meeting on June 10, 2003 filed on April 25, 2003;

3.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

4.	Our Current Reports on Form 8-K filed January 30, 2003, May 2, 2003 and June 12, 2003.

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Onyx Pharmaceuticals, Inc., Attention: Corporate Secretary, 3031 Research Drive, Richmond, CA 94806, telephone: (510) 222-9700.

6.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

SEC registration fee	$6,900
Accounting fees and expenses	100,000
Legal fees and expenses	250,000
Printing and miscellaneous expenses	93,100

Total	$450,000

Item 15. Indemnification of Officers and Directors

     As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware Corporation Law; and

•	for any transaction from which the director derived an improper personal benefit.

     Our amended and restated certificate of incorporation further provides that we must indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

•	we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise prohibited by law, our amended and restated certificate of incorporation, our amended and restated bylaws or agreements;

•	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

     We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify these people against expenses, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual or threatened, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of Onyx or any of its affiliated enterprises, provided this person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of us and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

II-1.

     At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     The underwriting agreement, which is Exhibit 1.1. to this registration statement, may provide for indemnification by any underwriters of Onyx, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

     (a)  Exhibits

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement (1).

4.1	Restated Certificate of Incorporation of the Company (2).

4.2	Bylaws of the Company (2).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (3).

4.4	Specimen Stock Certificate (2).

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s Registration Statement on Form SB-2 No. 333-3176-LA).
(3)	Filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

II-2.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(4)	That: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

II-3.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on June 10, 2003.

ONYX PHARMACEUTICALS, INC.

By:	/s/ Hollings C. Renton
Hollings C. Renton
Chairman of the Board,
President and Chief Executive Officer

II-4.

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hollings C. Renton and Marilyn E. Wortzman, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement filed pursuant to Rule 462(b) under the Securities Act together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement file pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hollings C. Renton Hollings C. Renton	Chairman of the Board, President and Chief Executive Officer (Principal Executive and Financial Officer)	June 10, 2003

/s/ Marilyn E. Wortzman Marilyn E. Wortzman	Vice President, Finance (Principal Accounting Officer)	June 10, 2003

/s/ Wolf-Dieter Busse	Director	June 10, 2003

Wolf-Dieter Busse, Ph.D.

Director

Paul Goddard, Ph.D.

/s/ Antonio J. Grillo-López	Director	June 10, 2003

Antonio J. Grillo-López, M.D.

/s/ Magnus Lundberg	Director	June 10, 2003

Magnus Lundberg

/s/ George A. Scangos	Director	June 10, 2003

George A. Scangos, Ph.D.

/s/ Nicole Vitullo	Director	June 10, 2003

Nicole Vitullo

/s/ Wendell D. Wieranga	Director	June 10, 2003

Wendell D. Wieranga, Ph.D.

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement (1).

4.1	Restated Certificate of Incorporation of the Company (2).

4.2	Bylaws of the Company (2).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (3).

4.4	Specimen Stock Certificate (2).

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s Registration Statement on Form SB-2 (No. 333-3176-LA).
(3)	Filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.